UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

As previously reported, in June 2022, Avista Corporation (Avista Corp. or the Company) and certain other parties entered into a Settlement Agreement that resolved all issues in the Company's electric and natural gas general rate cases originally filed in January 2022. The parties to the Settlement Agreement included, in addition to the Company, the Staff of the Washington Utilities and Transportation Commission (WUTC), the Alliance of Western Energy Consumers, the NW Energy Coalition, The Energy Project, Walmart, Small Business Utility Advocates and Sierra Club. The Public Counsel Unit of the Washington Attorney General’s Office (Public Counsel), while a party to the rate cases, did not join in the Settlement Agreement. The Settlement Agreement was reached after negotiation of all issues but is “results-focused” -- that is, it represents agreement among all parties (except Public Counsel) as to the Company’s overall revenue requirement, without specifying the details of any component except the rate of return on rate base. On December 12, 2022, the WUTC issued an order approving the multi-party Settlement Agreement.

On December 22, 2022, Public Counsel filed a Petition for Reconsideration requesting the WUTC to reconsider its ruling on the Settlement Agreement. Public Counsel’s primary issue is related to the “results-focused” approach used by the settling parties and approved by the WUTC. Public Counsel argues that the WUTC order approving this approach denied Public Counsel the right to offer evidence in opposition to a settlement or particular components, because there was no other way to oppose a “results-focused” revenue requirement with sufficient support. Public Counsel also argues that this procedure may effectively prevent parties in future rate cases from exercising their rights to oppose settlements.

The Company believes the WUTC provided an opportunity for Public Counsel to contest all, or portions of, the Settlement Agreement, in compliance with the applicable laws and rules for the review of contested settlements. In addition, Public Counsel had the opportunity to participate in settlement negotiations, and it was afforded the right to an evidentiary hearing to contest the Settlement Agreement.

The WUTC determined the end result of the Settlement Agreement produced rates that were “equitable, fair, just, reasonable and sufficient.” The Company believes that the Settlement Agreement, and the order approving it, are in compliance with applicable legal requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avista Corporation

Date:	December 29, 2022	By:	/s/ Mark T. Thies
Mark T. Thies Executive Vice President, Chief Financial Officer and Treasurer